Exhibit 10.4

Execution Version

GUARANTY AGREEMENT

Guaranty Agreement (this “Guaranty”) is entered into as of June 20, 2023, by Western Digital Corporation, a Delaware corporation (the “Lead Borrower”), and the other parties who have executed this Guaranty (the “Subsidiary Guarantors”; and along with the Lead Borrower and any other parties who execute and deliver to the Administrative Agent (as hereinafter identified and defined) an agreement in the form attached hereto as Exhibit A, being herein referred to collectively as the “Guarantors” and individually as a “Guarantor”).

PRELIMINARY STATEMENTS

A. The Lead Borrower, the Additional Borrowers party thereto from time to time (together with the Lead Borrower, the “Borrowers”), JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), as Administrative Agent (JPMorgan Chase Bank in such capacity being referred to herein as the “Administrative Agent”), and the other banks and financial institutions party thereto are parties to an Amended and Restated Loan Agreement dated as of January 7, 2022 (as extended, renewed, amended, restated, refinanced, replaced, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which JPMorgan Chase Bank and other banks and financial institutions from time to time party to the Loan Agreement have provided financial accommodations to the Borrowers (JPMorgan Chase Bank, in its individual capacity and such other banks, financial institutions and lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”).

B. The Borrowers and one or more of the Guarantors may from time to time be liable to the Lenders and/or their Affiliates with respect to Hedging Liability and/or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations as such terms are defined in the Loan Agreement (the Administrative Agent and the Lenders, together with any Affiliates of the Lenders with respect to the Hedging Liability and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, as such terms are defined in the Loan Agreement, being hereinafter referred to collectively as the “Guaranteed Creditors” and individually as a “Guaranteed Creditor”).

C. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Guaranty.

D. The Subsidiary Guarantors are direct or indirect Subsidiaries of the Borrowers; and the Borrowers provide each of the Guarantors with financial, management, administrative, and/or technical support which enables the Guarantors to conduct their businesses in an orderly and efficient manner in the ordinary course.

E. Each Guarantor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Guaranteed Creditors to the Borrowers.

F. The Intercreditor Agreement governs the relative rights and priorities of the First Lien Secured Parties (as defined in the Intercreditor Agreement) in respect of the First Lien Security Documents (as defined in the Intercreditor Agreement) and with respect to certain other matters as described therein.

NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement.

2. Each Guarantor hereby irrevocably and unconditionally guarantees jointly and severally to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, the due and punctual payment when due of the Obligations, Hedging Liability and/or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, in each case whether now existing or hereafter arising (whether or not any proceeding under any debtor relief law shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (the “Guaranteed Obligations”; provided that (x) the Guaranteed Obligations shall exclude any Excluded Swap Obligations with respect to such Guarantor) and (y) with respect to any Guarantor that is a Borrower, such Guarantor’s Guaranteed Obligations shall exclude its own Obligations under the Loan Agreement. In case of failure by the Borrowers or the Guarantors punctually to pay any Guaranteed Obligations, each Guarantor hereby jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrowers or other Guarantors. All payments hereunder by any Guarantor shall be made in immediately available funds in Dollars without setoff, counterclaim or other defense or withholding or deduction of any nature. Notwithstanding anything in this Guaranty to the contrary, the obligations of each Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guaranty subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any other applicable law.

3. Each Guarantor agrees that, upon demand, such Guarantor will then pay to the Administrative Agent for the benefit of the Guaranteed Creditors the full amount of the Guaranteed Obligations that is then due (subject to the limitation on the right of recovery from such Guarantor pursuant to the last sentence of Section 2 above) whether or not any one or more of the other Guarantors shall then or thereafter pay any amount whatsoever in respect to their obligations hereunder.

4. (a) Until the Termination Date, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which any of the Guaranteed Creditors or the Administrative Agent now have or may hereafter have against the Borrowers, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Guaranteed Creditors, the Collateral Agent and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrowers to the Guaranteed Creditors or the Administrative Agent. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Termination Date and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Termination Date. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Guaranteed Creditors and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Guaranteed Creditors and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 4(a).

(b) Each Guarantor agrees that any and all claims of such Guarantor against any Borrower or any other Guarantor hereunder (each, an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations until the Termination Date; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness to the extent not prohibited by the other terms of the Loan Documents. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Guaranteed Creditors, the Administrative Agent and the Collateral Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until the Termination Date. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until the Termination Date. Should any payment, distribution, security, instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Borrowers and the Guaranteed Creditors, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Guaranteed Creditors and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Guaranteed Creditors, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Guaranteed Creditors. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent or the Collateral Agent, the Administrative Agent or the Collateral Agent or any of their officers or employees is irrevocably authorized to make the same.

5. (a) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the Termination Date, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

(b) Unless the Guarantors have otherwise agreed on a different allocation, as of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by such other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c) This Section 5 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 5 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Guarantors against other Guarantors under this Section 5 shall be exercisable upon the occurrence of the Termination Date.

6. Subject to the terms and conditions of the Loan Agreement, including, without limitation, Section 10.10 thereof, each Guaranteed Creditor may, without any notice whatsoever to any of the Guarantors, sell, assign, or transfer all of the Guaranteed Obligations, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of all or any part of the Guaranteed Obligations, shall have the right through the Administrative Agent pursuant to Section 18 hereof to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, or holder or participant were herein by name specifically given such rights, powers and benefits; but each Guaranteed Creditor through the Administrative Agent pursuant to Section 18 hereof shall have an unimpaired right to enforce this Guaranty for its own benefit or any such participant, as to so much of the Guaranteed Obligations that it has not sold, assigned or transferred.

7. Subject to Section 9.12 of the Loan Agreement, this Guaranty is a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect until the Termination Date has occurred. The Guaranteed Creditors may at any time or from time to time release any Guarantor from its obligations hereunder or effect any compromise with any Guarantor and no such release or compromise shall in any manner impair or otherwise affect the obligations hereunder of the other Guarantors. No release, compromise, or discharge of any one or more of the Guarantors shall release, compromise or discharge the obligations of the other Guarantors hereunder.

8. In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any Borrower or any Guarantor, in each case, that would permit or cause the acceleration of the indebtedness under the Loan Agreement, all of the Guaranteed Obligations which are then existing may be declared by the Administrative Agent immediately due or accrued and payable from the Guarantors at such time as the obligations are accelerated.

9. Subject to Sections 9.12 of the Loan Agreement, to the fullest extent permitted by applicable law, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(b) any modification or amendment of or supplement to the Loan Agreement, any Hedging Liability, any Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(c) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(d) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any Borrower or any other guarantor of any of the Guaranteed Obligations;

(e) the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Guaranteed Creditor or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Loan Agreement, any Hedging Liability, any Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by any Borrower or any other guarantor of the Guaranteed Obligation or otherwise affecting any term any of the Guaranteed Obligations;

(g) the failure of the Administrative Agent or the Collateral Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any:

(h) the election by, or on behalf of, any one or more of the Guaranteed Creditors, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(i) any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(j) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Guaranteed Creditors or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(k) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(l) any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Guaranteed Creditor or any other Person or any other circumstance whatsoever (other than payment in full of the Obligations) which might, but for the provisions of this Section 9, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.

10. In the event the Guaranteed Creditors shall at any time in their discretion permit a substitution of Guarantors hereunder, a party shall wish to become Guarantor hereunder or a party is required to become a Guarantor hereunder pursuant to Section 4.4 of the Loan Agreement, such substituted or additional Guarantor shall, upon executing an agreement in the form attached hereto as Exhibit A, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Guarantor had originally executed this Guaranty and in the case of a substitution, in lieu of the Guarantor being replaced. No such substitution shall be effective absent the written consent delivered in accordance with the terms of the Loan Agreement, nor shall it in any manner affect the obligations of the other Guarantors hereunder.

11. (a) To the fullest extent permitted by applicable law, each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest and any notice not provided for herein or under the other Loan Documents, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(b) Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by applicable law:

(i) any right it may have to revoke this Guaranty as to future Indebtedness or notice of acceptance hereof;

(ii) (1) notice of acceptance hereof; (2) notice of any Loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Guaranteed Creditors to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrowers or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii) its right, if any, to require the Collateral Agent, the Administrative Agent and the other Guaranteed Creditors to institute suit against, or to exhaust any rights and remedies which the Collateral Agent, the Administrative Agent and the other Guaranteed Creditors has or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than a defense of payment or performance or the defense that the Termination Date has occurred) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv) (a) any rights to assert against the Administrative Agent and the other Guaranteed Creditors any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Guaranteed Creditors (other than a defense of payment or performance or the defense that the Termination Date has occurred); (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense (other than a defense of payment or performance or the defense that the Termination Date has occurred) such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the other Guaranteed Creditors’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the other Guaranteed Creditors of the Guaranteed Obligations; any discharge of the other Guarantor’s obligations to the Administrative Agent and the other Guaranteed Creditors by operation of law as a result of the Administrative Agent’s and the other Guaranteed Creditors’ intervention or omission; or the acceptance by the Administrative Agent and the other Guaranteed Creditors of anything in partial satisfaction of the Guaranteed Obligations; (d) [reserved]; and (e) without limiting the generality of the foregoing, any other defense of waiver, release, discharge in bankruptcy, res judicata, statue of frauds, anti-deficiency statute, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrowers or any other person liable in respect of any of the Guaranteed Obligations; and

(v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Guaranteed Creditors; or (b) any election by the Administrative Agent and the other Guaranteed Creditors under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors.

(c) Subject to the last sentence of Section 2 above, the Guarantors agree that the Guarantors shall be and remain jointly and severally liable for any deficiency remaining after foreclosure or other realization on any lien or security interest securing the Guaranteed Obligations, whether or not the liability of any Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

12. No failure or delay by the Administrative Agent or any Guaranteed Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Loan Agreement, any Hedging Liability, any Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

13. If any payment applied by the Guaranteed Creditors to the Guaranteed Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Borrower or any other obligor), the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the Guaranteed Obligations as fully as if such application had never been made.

14. Each Guarantor represents and warrants to the Guaranteed Creditors that as of the date hereof:

(a) (i) Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent the failure of any Guarantor to be in existence and good standing would not reasonably be expected to have a Material Adverse Effect, (ii) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except, in each case, under this clause (iii) where the same could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Such Guarantor has the power and authority to enter into this Guaranty, to guarantee the Guaranteed Obligations and to perform all of its obligations under this Guaranty.

(c) The Guaranty has been duly authorized, executed, and delivered by such Guarantor and constitutes a valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(d) This Guaranty does not, nor does the performance or observance by such Guarantor of any of the matters and things herein provided for, (i) violate any provision of law or any judgment, injunction, order or decree binding upon such Guarantor, (ii) contravene or constitute a default under any provision of the organizational documents (e.g., charter, articles of incorporation or by-laws, articles of association or operating agreement, partnership agreement or other similar document) of such Guarantor, (iii) contravene or constitute a default under any covenant, indenture or agreement of or affecting such Guarantor or any of its Property or (iv) result in the creation or imposition of any Lien on any Property of such Guarantor other than the Liens granted to the Administrative Agent pursuant to any Loan Document and Permitted Liens, except with respect to clauses (i), (iii) and (iv), to the extent, individually or in the aggregate, that such violation, contravention, breach, conflict, default or creation or imposition of any Lien could not reasonably be expected to result in a Material Adverse Effect.

(e) From and after the date of execution of this Agreement or any agreement in the form attached hereto as Exhibit A by any Guarantor and continuing until the Termination Date or until such Guarantor is earlier released from its obligations hereunder in accordance with Section 6 hereof, such Guarantor agrees to perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in Article 6 of the Loan Agreement on its or their part to be performed or observed or that the Lead Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

15. The liability of the Guarantors under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantors after the date hereof to the Guaranteed Creditors as a Guarantor of the Guaranteed Obligations, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

16. Any provision of this Guaranty which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid or unenforceable.

17. Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to any Guarantor shall comply with Section 10.8 of the Loan Agreement; provided that, the address information for each Guarantor shall be its address or facsimile number set forth below, or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent given by courier, United States certified or registered mail, by facsimile, by email transmission or by other telecommunication device capable of creating written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 17 and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, (iii) if by email, when delivered (all such notices and communications sent by email shall be deemed delivered upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement)), or (iv) if given by any other means, when delivered at the addresses specified in this Section.

to the Guarantors:

Western Digital Corporation

3355 Michelson Drive, Suite 100

Irvine, California 92612

Attention: Chief Legal Officer

Telephone: (949) 672-7000

Facsimile: (949) 672-9612

18. No Guaranteed Creditor (other than the Administrative Agent) shall have the right to institute any suit, action or proceeding in equity or at law in connection with this Guaranty for the enforcement of any remedy under or upon this Guaranty; it being understood and intended that no one or more of the Guaranteed Creditors (other than the Administrative Agent) shall have any right in any manner whatsoever to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Administrative Agent in the manner herein provided and for the benefit of the Guaranteed Creditors.

19. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Guaranty may only be waived or modified in writing in accordance with the requirements of Section 10.11 of the Loan Agreement. This Guaranty and every part thereof shall be effective as to each Guarantor upon its execution and delivery by such Guarantor to the Administrative Agent, without further act, condition or acceptance by the Guaranteed Creditors, shall be binding upon such Guarantors and upon the legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of the Guaranteed Creditors, their successors, legal representatives and assigns. The Guarantors waive notice of the Guaranteed Creditors’ acceptance hereof. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

20. Each Guarantor hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City in the borough of Manhattan for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE GUARANTEED CREDITORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. If an Event of Default shall have occurred and be continuing, each Guaranteed Creditor, the Administrative Agent and the Collateral Agent may, regardless of the acceptance of any security or collateral for the payment hereof, set off and apply toward the payment of all or any part of the Guaranteed Obligations any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated at any time held) and other obligations at any time owing by such Guaranteed Creditor or the Administrative Agent or any of their Affiliates to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations, irrespective of whether or not such Guaranteed Creditor or the Administrative Agent shall have made any demand under this Guaranty and although such obligations may be unmatured; provided that such Guaranteed Creditor shall notify the applicable Guarantor and the Administrative Agent promptly after any such setoff and application; however, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Guaranteed Creditor or the Administrative Agent under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Guaranteed Creditor or the Administrative Agent may have.

22. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 22 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 22 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 22 constitute, and this Section 22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Guarantor as would otherwise constitute an “eligible contract participant” as defined in Section 1a(18) of the Commodity Exchange Act or any regulations promulgated thereunder (an “ECP”) and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Guarantors have caused this Guaranty Agreement to be executed and delivered as of the date first above written.

“GUARANTORS”

WESTERN DIGITAL TECHNOLOGIES, INC.

By:	/s/ Grace Lin
	Name:	Grace Lin
	Title:	Vice President, Treasury

WESTERN DIGITAL CORPORATION,

By:	/s/ Grace Lin
	Name:	Grace Lin
	Title:	Authorized Signatory

[Signature Page to Guaranty Agreement – Amended and Restated Loan Agreement]

Accepted and agreed as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Guaranteed Creditors

By:	/s/ Timothy Lee
	Name:	Timothy Lee
	Title:	Executive Director

[Signature Page to Guaranty Agreement – Amended and Restated Loan Agreement]

EXHIBIT A

TO

GUARANTY AGREEMENT

ASSUMPTION AND SUPPLEMENT TO GUARANTY AGREEMENT

This Assumption and Supplement to Guaranty Agreement (the “Agreement”) is dated as of this _____ day of ____________, _____, made by [Insert name of new guarantor], a ___________ (the “New Guarantor”);

WITNESSETH THAT:

WHEREAS, Western Digital Corporation, a Delaware corporation (the “Lead Borrower”) and certain affiliates of the Lead Borrower from time to time party thereto, have executed and delivered to the Administrative Agent for the Guaranteed Creditors that certain Guaranty Agreement dated as of June 20, 2023 (such Guaranty Agreement, as the same may from time to time be extended, renewed, amended, restated, refinanced, replaced, amended and restated, supplemented or otherwise modified, including supplements thereto which add or substitute parties as Guarantors thereunder, being hereinafter referred to as the “Guaranty”) pursuant to which such affiliates (the “Existing Guarantors”) have guaranteed to the Guaranteed Creditors, the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of the Borrowers arising under or relating to the Loan Agreement as defined therein; and

WHEREAS, the New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Guaranteed Creditors to the Borrowers;

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Guaranteed Creditors from time to time, the New Guarantor hereby agrees as follows:

1. The New Guarantor acknowledges and agrees that it shall become a “Guarantor” party to the Guaranty effective upon the date of the New Guarantor’s execution of this Agreement and the delivery of this Agreement to the Administrative Agent on behalf of the Guaranteed Creditors, and that upon such execution and delivery, all references in the Guaranty to the terms “Guarantor” or “Guarantors” shall be deemed to include the New Guarantor.

2. The New Guarantor hereby assumes and becomes liable (jointly and severally with all the other Guarantors) for the Guaranteed Obligations (as defined in the Guaranty) and agrees to pay and otherwise perform all of the obligations of a Guarantor under the Guaranty according to, and otherwise on and subject to, the terms and conditions of the Guaranty to the same extent and with the same force and effect as if the New Guarantor had originally been one of the Existing Guarantors under the Guaranty and had originally executed the same as such an Existing Guarantor.

3. The New Guarantor acknowledges and agrees that, as of the date hereof, the New Guarantor makes each and every representation and warranty that is set forth in Section 14 of the Guaranty.

4. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Guaranty, except that any reference to the term “Guarantor” or “Guarantors” and any provision of the Guaranty providing meaning to such term shall be deemed a reference to the Existing Guarantors and the New Guarantor. Except as specifically modified hereby, all of the terms and conditions of the Guaranty shall stand and remain unchanged and in full force and effect.

5. No reference to this Agreement need be made in the Guaranty or in any other document or instrument making reference to the Guaranty, any reference to the Guaranty in any of such to be deemed a reference to the Guaranty as modified hereby.

6. All communications and notices hereunder shall be in writing and given as provided in Section 17 of the Guaranty and to the following address for each New Guarantor.

Address: Attention: ______________________________ Facsimile:_(___)_______________________ Email:_______________________________

7. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[NEW GUARANTOR]

By:
Name
Title

Acknowledged and agreed as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Guaranteed Creditors

By:
Name:
Title:

A-4